SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2012

Cigna Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-08323 (Commission File Number)	06-1059331 (IRS Employer Identification No.)

900 Cottage Grove Road
Bloomfield, Connecticut 06002
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:

(860) 226-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On March 16, 2012, David M. Cordani, Cigna Corporation’s President and Chief Executive Officer, established a pre-arranged stock trading plan for the exercise of options and sale of shares of Cigna common stock.  Mr. Cordani’s plan provides for transactions to occur during specified periods occurring between April 2012 and August 2013. Mr. Cordani is establishing the plan for financial planning purposes, and does not expect the plan to materially change his Cigna ownership position.

Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, permits officers and directors to adopt pre-arranged stock trading plans at a time when they do not possess material non-public information that instruct an authorized third-party broker to buy or sell a specified number of shares of company stock at a future time.  The plan provides for the exercise of up to 12,729 options for shares of Cigna common stock, the sale of shares acquired from the exercise to pay the exercise price, taxes and applicable fees, and the sale of up to 2,900 shares of common stock, as well as a portion of the shares he may receive in March 2013 pursuant to Cigna's strategic performance share (SPS) program following the completion of the 2010-2012 SPS performance period.  SPSs represent a portion of an executive’s performance-based/at-risk compensation and are administered under Cigna's Long-Term Incentive Plan.

Transactions under the stock trading plan will be disclosed publicly in accordance with applicable securities laws, rules and regulations through appropriate filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION

Date: March 22, 2012	By:	/s/ Nicole S. Jones
Nicole S. Jones
Executive Vice President and
General Counsel